UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2025

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Sawyer, Suite 600
Houston, Texas 77007
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.427)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 2.04 - TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Silver Star Properties REIT, Inc., a Maryland corporation (the “Company” or “Silver Star”), owns substantially all of its assets and conducts its operations through Silver Star Operating Partnership, LP, a Texas limited partnership (the “Operating Partnership”). The Company’s wholly-owned subsidiary, Hartman XX REIT GP LLC, is the sole general partner of the Operating Partnership, and the Company has a majority limited partner interest in the Operating Partnership.

On July 1, 2024, the Company, through 16 newly formed special purpose entities ("Borrowers") collectively as borrowers purchased 16 net lease properties leased by Walgreens for $60,925,000 from an affiliate of Benefit Street Partners (“BSP”). The properties are located in Alabama, Arkansas, Michigan, North Carolina, Nebraska, Tennessee, and Wisconsin. The transaction was 100% financed.

Concurrently with the purchase, the Borrowers entered into a term loan agreement ("Walgreens Loan Agreement" or “Loan”). Pursuant to the Walgreens Loan Agreement, the lender made a term loan to the Borrowers in the principal amount of $57,750,000. The term of the Walgreens Loan Agreement was one year, with a maturity date of August 9, 2025. The outstanding principal of the Walgreens Loan Agreement bears interest at 6.00% per annum, payable monthly as it accrues. No principal payments are required prior to maturity. The Loan matured on August 9, 2025.

On August 13, 2025, the law firm for the lender delivered notice of an event of default as a result of the Borrowers having failed to pay all amounts due and owing under the Walgreens Loan Agreement as of the maturity date, August 9, 2025. The notice provides that in addition to reservation of all rights and remedies of lender under the Walgreens Loan Agreement that the outstanding principal balance shall accrue interest at the default rate. The outstanding balance of the Loan is $50,322,130.

In addition to other terms and conditions set forth in the Walgreens Loan Agreement and the other documents executed in connection therewith, the Loan is secured by the Walgreens properties and income from the Walgreens collateral which is deposited with the lender and funds monthly debt service, various reserve accounts (including, as applicable, taxes, insurance, operating expenses and general and administrative expenses) with excess cash flow applied to reduce the Loan. The Loan is guaranteed by the Company for certain provisions generally referred to as “bad boy carve-outs” (the "Guaranty Agreement") as well as by secured guaranties of payment by its affiliated companies, Silver Star CRE, LLC (the "CRE Guaranty Agreement") and Silver Star CRE II, LLC (the "CRE II Guaranty Agreement"), which affiliate guaranties terminate once the principal balance of the Loan is equal to either (i) $39,600,000 if no individual Walgreens property has been sold prior to the time of such release, or (ii) an amount equal to sixty-five percent (65%) of the sum of the loan amount allocated to the remaining collateral properties, if any individual property has been sold prior to the time of such release. The CRE Guaranty Agreement and the CRE II Guaranty Agreement are secured by Silver Star properties which were security for the Silver Star exit loans.

The descriptions of the Walgreens Purchase and Sale Agreement, the Walgreens Loan Agreement, the Guaranty Agreement, the CRE Guaranty Agreement, and CRE II Guaranty Agreement in the Current Report on Form 8-K are summaries and are subject to, and qualified in their entirety, by the terms of the agreements mentioned above.

On August 13, 2025, the lender delivered notice of substitute trustee’s sale and appointment of substitute trustee for the foreclosure sale of collateral under the CRE Guaranty Agreement and the CRE II Guaranty Agreement. On August 29, 2025, the lender delivered cancellation notices of such sales.

On August 27, 2025, after extensive back and forth negotiations and strong efforts to prevent improper filings, the Company and BSP negotiated a “cease fire” and cancellation by BSP of its posted sales for the Silver Star properties. The lender, the Borrowers and Silver Star CRE, LLC, agreed in principle to the terms of a forbearance agreement to be documented and executed within approximately two weeks.

On August 27, the Borrowers executed a term sheet with JPMorgan Chase Bank to refinance the Walgreens properties portfolio.

On May 7, 2025, the law firm for the lender notified the Borrower that an event of default had occurred (the “Specified Defaults”). Section 4.12(b) of the Walgreens Loan Agreement requires the Borrower to furnish to the lender “annually and within ninety (90) days following the end of each fiscal year of Borrower, a complete copy of

Borrower’s annual financial statements prepared and reviewed by an independent certified public accountant acceptable to lender…” On April 16, 2025, the Borrower advised the servicer for the lender that annual financial statements prepared and reviewed by an independent certified public accountant are an impossibility – financial statements may be prepared by a certified public accountant; however, the act of preparation and review by a certified public accountant cannot be independent. The Borrower provided annual financial statements which the Borrower had prepared and provided within ninety (90) days following December 31, 2024.

As of May 7, 2025, the lender asserts that interest on the Loan began to accrue at the default interest rate. The Company and the Borrower dispute the validity of the claimed Specified Default and maintain that no additional interest is owed as a result of the impossibility of the non-monetary financial reporting covenant.

ITEM 7.01 – REGULATION FD DISCLOSURE

BSPRT CRE Finance LLC, an affiliate of Benefit Street Partners, is the lender for the Senior Exit Loan and the Walgreens Loan. The Senior Exit Loan provided $120.0 million of total $135.0 million provided in connection with the refinance of the senior secured debt of Hartman SPE LLC and its related emergence from its Chapter 11 bankruptcy proceedings.

In the first quarter of 2023, Silver Star met with representatives of the investment bank Raymond James with whom Silver Star had previously consulted since 2015. The troubled condition of Silver Star’s balance sheet following the removal of former CEO Allen Hartman urgently needed a strategic solution. Raymond James presented three available financing source choices which would be capable and willing to work with Silver Star to refine and execute a strategic solution. Benefit Street Partners (“BSP”) appeared to be the best of the available choices.

The urgency of the strategic solution was to address the Hartman failure to timely refinance existing senior debt which had a final maturity of October 2023. The urgency was confounded by improper and illegal undertakings by Hartman which contributed significantly to the extraordinary step of seeking protection from the bankruptcy court pursuant to a Chapter 11 petition.

BSP provided a $120.0 million loan (the “Senior Exit Loan”) in connection with the exit from the bankruptcy proceeding. The $120.0 million loan had a two-year term and was paid in full in less than 9 months. BSP was paid $2.7 million in connection with the origination of the loan and $14.4 million in “minimum interest” required as a condition of the loan. In addition to the $14.4 million, the Company paid $931,633 of interest as a pre-payment on the closing date of the Senior Exit Loan as is ordinary and customary in lieu of a scheduled debt service payment shortly following the closing date of a commercial loan. BSP relies upon a black letter interpretation of the Senior Exit Loan to deny that “interest paid” is “interest paid.”

BSP provided a $57.750 million loan (the “Walgreens Loan”) in connection with the acquisition of a 16 property portfolio of net lease Walgreens stores, which BSP was in possession of as the result of a previously troubled arrangement and Silver Star was informed that one of BSP’s benefits was to perfect a buyer/seller transaction in order to affirm a financial presentation. The strategic benefit of the Walgreens portfolio to Silver Star was the ability to identify and close 1031 tax deferred exchanges for real estate assets sold in order to reduce debt, at seemingly very favorable financing terms.

BSP also provided a $15.175 million loan (the “Delray Loan”) in connection with the acquisition of Class A self-storage facility in Delray Beach Florida. The Delray property was acquired for $26.5 million.

In December 2024, the Senior Exit Loan principal and balance of the sum certain amount of $14.4 million of minimum interest were paid in full. In January 2025, servicing of the junior exit loan and the exit loan reserves were transferred to the junior lender servicer. As of April 2025, the junior exit loan balance had been reduced to approximately $4.7 million, and the exit loan reserves balance was approximately $8.4 million. Without notice to Silver Star, BSP acquired the balance of the junior exit loan and possession of the loan reserves.

On or about May 7, 2025, BSP disbursed all of the loan reserves to the repayment of the remaining exit loan balance and then to the principal reduction of the Walgreens Loan of which the same BSP entity is the lender, without regard to undisbursed payment obligations due and payable from the loan reserves for obligations including insurance premiums and ad valorem taxes.

On August 4, 2025, the District Court for the 48th Judicial District of Tarrant County, Texas granted a temporary restraining order to the Company’s application for relief. The defendants, BSPRT CRE FINANCE LLC, FRBRED BDC FINANCE LLC and BSPRT CS LOAN LLC, petitioned for the removal of the matter to the Texas Business Court for the Eight Division, Fort Worth, Texas. On August 12, 2025, the Texas Business Court extended the restraining order and reset the Temporary Injunction hearing for August 20, 2025.

On August 4, 2025, Silver Star also filed actions in the District Court for the 48th Judicial District of Tarrant County, Texas, for Texas lender liability torts setting forth Silver Star’s position and reasoning as to why the actions of BSP and course of dealing in bad faith support that Texas lender liability tort law will likely apply, including breach of fiduciary duty, conversion, duress, and economic duress, where BSP controlled the operation of Silver Star’s business.

On August 27, 2025, Silver Star executed a term sheet for the refinance of the Walgreens properties portfolio with JPMorgan Chase Bank. Silver Star and BSP have agreed in principle to the terms of a forbearance agreement to accomplish the refinancing in 60-90 days from September 1, 2025 and pay off the entire balance of the Walgreens Loan.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.

By: /s/ Louis T. Fox, III
Name: Lou T. Fox, III
Title: Chief Financial Officer
Date:  September 2, 2025